UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2012

SPANSION INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-34747	20-3898239
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 962-2500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 12, 2012, Spansion (Kuala Lumpur) SDN. BHD., a company incorporated in Malaysia and an indirect wholly-owned subsidiary of Spansion Inc. (the “Company”), and Current Connection SDN. BHD., a company incorporated in Malaysia (the “Purchaser”) entered into a Sale and Purchase Agreement (the “Agreement”) in connection with the sale of certain real property that consists of approximately 30 acres of land located in Kuala Lumpur, Malaysia with an approximately 180,000 square feet building that was one of the Company’s final manufacturing facilities (collectively, the “Property”).

The purchase price for the Property is Ringgit Malaysia 125.0 million, or approximately USD $40.9 million (at the current conversion rate), on an “as is, where is” basis, subject to the terms and conditions in the Agreement. The sale is expected to be completed no later than 90 days from the date of the Agreement.

The preceding description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which the Company intends to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 25, 2012.

[Signature Page Follows]

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 16, 2012	SPANSION INC.

	By:	/s/ Scot A. Griffin
	Name:	Scot A. Griffin
	Title:	Senior Vice President, General Counsel and Secretary